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                                                                      EXHIBIT 12

AETNA INC.

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

(Millions)                         1997         1996       1995       1994       1993
                                   ----         ----       ----       ----       ----
Pretax income (loss) from
 continuing operations             $1,511.2     $338.7     $726.2     $627.5     $(1,014.7)

Add back fixed charges                321.9      245.1      187.0      170.8         154.7
Minority interest                      14.7       16.4       16.1       11.4           7.0
                                   --------     ------     ------     ------     ---------
   Income (loss) as adjusted       $1,847.8     $600.2     $929.3     $809.7     $  (853.0)
                                   ========     ======     ======     ======     =========

Fixed charge
  Interest on indebtedness         $  235.8(1)  $168.3(1)  $115.9(1)  $ 98.6(1)  $    77.4
  Portion of rents representative
   of interest factor                  86.1       76.8       71.1       72.2          77.3
                                   --------     ------     ------     ------     ---------

   Total fixed charges             $  321.9     $245.1     $187.0     $170.8     $   154.7
                                   ========     ======     ======     ======     =========

Preferred stock dividend
 requirements                          92.4       41.1         --         --            --
                                   --------     ------     ------     ------     ---------

Total combined fixed charges
 and preferred stock dividend
 requirements                      $  414.3     $286.2     $187.0     $170.8     $   154.7
                                   ========     ======     ======     ======     =========

Ratio of earnings to fixed
 charges                               5.74       2.45       4.97       4.74         (5.51)
                                   ========     ======     ======     ======     =========

Ratio of earnings to combined
 fixed charges and preferred
 stock dividends                       4.46       2.10       4.97       4.74         (5.51)
                                   ========     ======     ======     ======     =========

(1)   Includes the dividends paid to preferred shareholders of a subsidiary.
      (See Note 14 of Notes to Financial Statements in the 1997 Annual Report.)
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                                                                      EXHIBIT 12

AETNA SERVICES, INC. (1)

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

 (Millions)                        1997          1996
                                   ----          ----
Pretax income from
 continuing operations             $ 1,505.2     $   335.0

Add back fixed charges                 318.1         243.8
Minority interest                       15.7          16.4
                                   ---------     ---------
   Income as adjusted              $ 1,839.0     $   595.2
                                   =========     =========

Fixed charges:
  Interest on indebtedness         $   234.0(2)  $   168.3(2)
  Portion of rents representative
   of interest factor                   84.1          75.5
                                   ---------     ---------

   Total fixed charges             $   318.1     $   243.8
                                   =========     =========

Preferred stock dividend
 requirements                             --            --
                                   ---------     ---------

Total combined fixed charges
 and preferred stock dividend
 requirements                      $   318.1     $   243.8
                                   =========     =========

Ratio of earnings to fixed
 charges                                5.78          2.44
                                   =========     =========

Ratio of earnings to combined
 fixed charges and preferred
 stock dividends                        5.78          2.44
                                   =========     =========

(1) Aetna Inc. has fully and unconditionally guaranteed the payment of all principal, premium, if any, and interest on all outstanding debt securities of Aetna Services, Inc. (See Note 13 of Notes to Financial Statements in the 1997 Annual Report.)

(2) Includes the dividends paid to preferred shareholders of a subsidiary. (See Note 14 of Notes to Financial Statements in the 1997 Annual Report.)